As filed with the Securities and Exchange Commission on March 8, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCULAR THERAPEUTIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-5560161 (I.R.S. Employer Identification No.)

15 Crosby Drive Bedford, MA (Address of Principal Executive Offices)	01730 (Zip Code)

2014 Stock Incentive Plan

2014 Employee Stock Purchase Plan

Inducement Stock Option Grant

(Full Title of the Plan)

Antony Mattessich

President and Chief Executive Officer

Ocular Therapeutix, Inc.

15 Crosby Drive

Bedford, MA 01730

(Name and Address of Agent for Service)

(781) 357-4000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.0001 par value per share	1,334,619 shares	(2)	5.77	(3)	$7,700,752	(3)	$958.75
Common Stock, $0.0001 par value per share	590,000 shares	(4)	$10.94	(5)	$6,454,600	(5)	$803.60

(1)         In accordance with Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)         Consists of (i) 1,186,328 shares issuable under the 2014 Stock Incentive Plan and (ii) 148,291 shares issuable under the 2014 Employee Stock Purchase Plan.

(3)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sale prices of the registrant’s common stock on the NASDAQ Global Market on March 2, 2018, in accordance with Rule 457(c) under the Securities Act for the 1,334,619 shares issuable in the aggregate under the 2014 Stock Incentive Plan and 2014 Employee Stock Purchase Plan that are not subject to outstanding awards.

(4)         Consists of 590,000 shares granted by the Registrant to Antony Mattessich as a material inducement to his acceptance of employment with the Registrant in accordance with NASDAQ Listing Rule 5635(c)(4).

(5)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $10.94, the exercise price of the shares covered by this registration statement that are subject to Antony Mattessich’s inducement stock option award.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to (a) an aggregate of 1,334,619 shares of the common stock, $0.0001 par value per share (the “Common Stock”), issuable under the 2014 Stock Incentive Plan and the 2014 Employee Stock Purchase Plan of Ocular Therapeutix, Inc. (the “Registrant”) and (b) 590,000 shares of the Common Stock issuable upon exercise of a non-qualified stock option granted to an employee of the Registrant as an inducement material to entry into employment with the registrant, in accordance with NASDAQ Listing Rule 5635(c)(4), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-198240, filed with the Securities and Exchange Commission on August 19, 2014, by the Registrant relating to the Registrant’s 2006 Stock Incentive Plan, as amended, the Registrant’s 2014 Stock Incentive Plan, and the Registrant’s 2014 Employee Stock Purchase Plan; the contents of the Registration Statement on Form S-8, File No. 333-202886, filed with the Securities and Exchange Commission on March 20, 2015, by the Registrant relating to the Registrant’s 2014 Stock Incentive Plan and the Registrant’s 2014 Employee Stock Purchase Plan; the contents of the Registration Statement on Form S-8, File No. 333-210059, filed with the Securities and Exchange Commission on March 10, 2016, by the Registrant relating to the Registrant’s 2014 Stock Incentive Plan and the Registrant’s 2014 Employee Stock Purchase Plan; and the contents of the Registration Statement on Form S-8, File No. 333-216622, filed with the Securities and Exchange Commission on March 10, 2017, by the Registrant relating to the Registrant’s 2014 Stock Incentive Plan and the Registrant’s 2014 Employee Stock Purchase Plan, in each case, except for Item 8, Exhibits.

Item 8.  Exhibits

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant

4.3(3)	Fourth Amended and Restated Investor Rights Agreement of the Registrant, as amended

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

99.1(4)	2014 Stock Incentive Plan

99.2(5)	2014 Employee Stock Purchase Plan

99.3(6)	Nonstatutory Stock Option Agreement, by and between Ocular Therapeutix, Inc. and Antony C. Mattessich, dated as of June 20, 2017

(1)         Previously filed with the Securities and Exchange Commission on July 30, 2014, as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36554) and incorporated herein by reference.

(2)         Previously filed with the Securities and Exchange Commission on July 30, 2014, as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36554) and incorporated herein by reference.

(3)         Previously filed with the Securities and Exchange Commission on June 20, 2014, as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196932) and incorporated herein by reference.

(4)         Previously filed with the Securities and Exchange Commission on July 11, 2014, as Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196932) and incorporated herein by reference.

(5)         Previously filed with the Securities and Exchange Commission on July 11, 2014, as Exhibit 10.10 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196932) and incorporated herein by reference.

(6)         Previously filed with the Securities and Exchange Commission on June 22, 2017, as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-36554) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bedford, Massachusetts, on this 8th day of March, 2018.

OCULAR THERAPEUTIX, INC.
By:	/s/ Antony Mattessich
Antony Mattessich
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Ocular Therapeutix, Inc., hereby severally constitute and appoint Antony Mattessich and Donald Notman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Ocular Therapeutix, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Antony Mattessich	President and Chief Executive Officer, Director	March 8, 2018
Antony Mattessich	(Principal Executive Officer)

/s/Donald Notman	Chief Financial Officer	March 8, 2018
Donald Notman	(Principal Financial and Accounting Officer)

/s/ Amarpreet Sawhney	Executive Chairman of the Board of Directors	March 8, 2018
Amarpreet Sawhney, Ph. D.

/s/ Jaswinder Chadha	Director	March 8, 2018
Jaswinder Chadha

/s/ Jeffrey S. Heier, M.D.	Director	March 8, 2018
Jeffrey S. Heier, M.D.

/s/ Richard L. Lindstrom, M.D.	Director	March 8, 2018
Richard L. Lindstrom, M.D.

/s/ William J. O’Shea	Director	March 8, 2018
William J. O’Shea

/s/ Bruce A. Peacock	Director	March 8, 2018
Bruce A. Peacock

/s/ Charles Warden	Director	March 8, 2018
Charles Warden